PALMER & DODGE LLP

                    One Beacon Street, Boston, MA 02108-3190

TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420


                                        May 7, 2001


Massachusetts RRB Special Purpose Trust WMECO-1
     c/o The Bank of New York (Delaware)
     White Clay Center
     Route 273
     Newark, Delaware 19711

Re:      Massachusetts RRB Special Purpose Trust WMECO-1
         Registration Statement on Form S-3 (File No. 333-59118)

Ladies and Gentlemen:

         We have acted as your special counsel in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-59118) (the "Registration Statement") relating to your issuance of up to $155,000,000 aggregate principal amount of Rate Reduction Certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, the Certificates will be issued pursuant to a Certificate Indenture (the "Certificate Indenture") to be executed hereafter by and among you, The Bank of New York (Delaware), as trustee to the Trust (the "Delaware Trustee"), and the Bank of New York, as Certificate Trustee (the "Certificate Trustee").

         We have examined the prospectus and the form of prospectus supplement contained in the Registration Statement (collectively, the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that the Certificate Indenture will be duly authorized by all necessary corporate action on your part and on the part of each other party thereto and will be duly executed and delivered by you and each other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that the Certificates will be duly executed and delivered in substantially the forms set forth in the Certificate Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that the Certificates will be sold as described in the Registration Statement.

         As your counsel, we are providing this opinion to advise you with respect to certain federal income tax and Massachusetts state tax aspects of the proposed issuance of the Certificates pursuant to the Certificate Indenture that are described in the discussions of selected federal income tax and Massachusetts state tax consequences for holders of the Certificates that appear under the headings "Federal Income Tax Consequences" and "State Taxation" in the Prospectus forming a part of the Registration Statement. Such discussions do not purport to

Massachusetts RRB Special Purpose Trust WMECO-1
 c/o The Bank of New York (Delaware), as Delaware Trustee
May 7, 2001
Page 2


address all possible federal income tax or Massachusetts state tax ramifications of the proposed issuance of the Certificates.

         Based upon and subject to the foregoing, the discussion contained in the Prospectus forming part of the Registration Statement under the headings "Federal Income Tax Consequences" and "State Taxation" expresses our opinion as to the material federal income tax and Massachusetts state tax consequences to holders of the Certificates.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein relates only to the Certificates as of the date hereof. This opinion does not address any issue of rate reduction bonds or certificates or other securities, other than the Certificates, whether issued by you or any other entity and whether or not issued for the benefit of Western Massachusetts Electric Company or any other utility or other entity.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Federal Income Tax Consequences" and "State Taxation" in the Prospectus forming a part of the Registration Statement, without implying, admitting or conceding that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

         We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                        Very truly yours,

                                        /s/ PALMER & DODGE LLP
                                        -----------------------------------
                                        Palmer & Dodge LLP